REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of March __, 2004 by and among Viseon, Inc., a Nevada corporation (the "Company"), and each Purchaser who has entered into a Purchase Agreement (the "Purchase Agreement") for the Offered Securities (as defined herein)(such Purchasers, collectively the "Purchasers"). In order to induce the Purchasers to enter into the Purchase Agreements, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreements.

         The Company agrees with the Purchasers, (i) for their benefit as Purchasers and (ii) for the benefit of the beneficial owners (including the Purchasers) from time to time of the Offered Securities (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of, or in payment of dividends on, the Offered Securities (each of the foregoing a "Holder" and, together, the "Holders"), as follows:

         SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate": With respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

         "Amendment Effectiveness Deadline Date":  See Section 2(d) hereof.

         "Business Day": Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "Common Stock": The shares of common stock, $.01 par value, of the Company including the Underlying Common Stock.

         "Company": The Company shall have the meaning set forth in the first paragraph of this Agreement and shall also include the Company's successors.


         "Deferral Notice": See Section 3(i) hereof.

         "Deferral Period": See Section 3(i) hereof.

         "Effectiveness Deadline Date": See Section 2(a) hereof.

         "Effectiveness Period": Commencing on the date that the Initial Registration Statement is declared effective until the first to occur of (i) the sale pursuant to a Registration Statement of the Common Stock receivable upon conversion or exercise of all of the Offered Securities or (ii) the date that holding period applicable to the Common Stock receivable upon conversion or exercise of all Offered Securities held by the initial Purchasers that were not Affiliates of the Company would have the expired under Rule 144(k) under the Securities Act.

         "Event": See Section 2(e) hereof.

          "Event Date": See Section 2(e) hereof.

         "Event Termination Date": See Section 2(e) hereof.

         "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Excluded Shares": means any of: (i) shares of Common Stock issued or issuable pursuant to the Company's Series A Convertible Preferred Stock, Series A-I Warrants, or Series A-2 Warrants, specifically including all shares of Common Stock which may be issued upon conversion or exercise thereof or which may be issued as dividends thereon, (ii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the Issue Date and listed in Schedule 3(b) of the Purchase Agreement, (iii) shares of Common Stock issuable pursuant to or upon the conversion of any note, debenture, debt instrument and all other written agreements to which the Company is a party on the Issue Date and identified in Schedule 3(b) of the Purchase Agreement and
(iv) shares of Common Stock (including grants, options and warrants) issuable pursuant to or in accordance with any plan for which the Company has filed a registration statement that has been declared effective and identified in
Schedule 3(b) of the Purchase Agreement, including, without limitation, the 1994 Stock Plan and the Consultant Compensation Plan, or any other stock plan, option plan or written agreements to which the Company is a party on the Issue Date and identified in Schedule 3(b) of the Purchase Agreement.

         "Filing Deadline Date": See Section 2(a) hereof.

         "Holder": See the second paragraph of this Agreement.

         "Initial  Registration Statement": See Section 2(a) hereof.

         "Issue Date": The date of the Initial Closing (as that term is defined in the Purchase Agreements).

         "Liquidated Damages Amount": See Section 2(e) hereof.

         "Losses": See Section 6 hereof.

         "Material Event": See Section 3(i) hereof.

         "Offered Securities": The Series A Convertible Preferred Stock, the Series A-1 Warrants, and the Series A-2 Warrants purchased pursuant to the Purchase Agreements.

         "Offering": The Offering identified in the Purchase Agreements.

         "Prospectus": The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

         "Purchase Agreements": See the first paragraph of this Agreement.

         "Registrable Securities": The Underlying Common Stock and any securities into or for which such Underlying Common Stock have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable to the initial Purchaser under Rule 144(k) under the Securities Act if such Purchaser was not an Affiliate of the Company or (iii) its sale to the public pursuant to Rule 144, and (B) as a result of the event or circumstance described in any of the foregoing clauses
(i) through (iii), the legends with respect to transfer restrictions can be removed.

         "Registration Statement": Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         "Restricted Securities": As this term is defined in Rule 144.

         "Rule 144": Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC": The Securities and Exchange Commission.

         "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         " Registration Statement": See Section 2(a) hereof.

         "Subsequent  Registration Statement": See Section 2(b) hereof.

         "Underlying Common Stock": The Common Stock receivable upon conversion or exercise of, or received as dividends on, the Offered Securities.

         SECTION 2. Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "Filing Deadline Date") which is thirty (30) days after the Final Closing, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities, exclusive of any shares of Common Stock that may be issued in payment of dividends (the "Initial Registration Statement"). The Initial Registration Statement shall be on Form SB-2 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Registration Statement. The Company shall use its best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is ninety (90) days after the Initial Registration Statement is first filed with the SEC, and to keep the Initial Registration Statement (or any Subsequent Registration Statement (as that term is hereafter defined) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Initial Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Attached hereto as Schedule 2 is a complete list of all security holders having the right to have their securities included in the Initial Registration Statement and the amount of securities they have the right to include in the Registration Statement. The Company shall not include any other securities in the Initial Registration Statement other than the Offered Securities and the securities identified in Schedule 2. The Company shall not file any other registration statement [other than any update, extension, supplement or continuation of a registration statement that is effective on the Final Closing Date (as that term is defined in the Purchase Agreement)] under the Securities Act with the SEC during the first ninety (90) day period after the SEC declares the Initial Registration Statement effective.

              (b) If the Initial Registration Statement or any Subsequent Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Initial Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Registration Statement"). If a Subsequent Registration Statement is filed, the Company shall use reasonable efforts to cause the Subsequent Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Registration Statement continuously effective until the end of the Effectiveness Period.

              (c) It shall be a condition precedent to the obligation of the Company to include the Registrable Securities of any Holder in the Initial Registration Statement or any Subsequent Registration Statement or Additional Registration Statement that such Holder shall furnish to the Company at least ten (10) days prior to the anticipated filing date such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it, and all such other information as shall be reasonably required to effect the registration of such Registrable Securities. At least twenty (20) days prior to the first anticipated filing date of any such Registration Statement, other than the Initial Registration Statement for which the applicable period shall be 15 days, the Company shall notify each Holder, at the most recent address previously provided to the Company in writing, of the information the Company requires from each such Holder for inclusion in such Registration Statement and the anticipated filing date of such Registration Statement.

            (d) At all times that fifty-one percent (51%) or more of the number of shares of Series A Preferred Stock issued in the Offering have not been converted and otherwise remain outstanding, the Company shall not pay any dividend on the shares of Series A Preferred Stock in shares of its Common Stock unless the on the relevant dividend payment date there is an effective Registration Statement permitting the resale of the shares of Common Stock to be issued in payment of such dividend (and in the absence of such an effective Registration Statement, the dividend on the Shares of Series A Preferred Stock shall be paid by the Company in cash). The Company shall use its best efforts to cause any such Registration Statement filed to remain continuously effective under the Securities Act for no less than one year following the dividend payment date on which the Company issued, as a dividend payment, any shares of Common Stock included in such Registration Statement. At any time that less than fifty-one percent (51%) of the number of shares of Series A Preferred Stock issued in the Offering remain outstanding, the Company may pay a dividend on the shares of Series A Preferred Stock in shares of its Common Stock with out regard to such shares being covered by an effective Registration Statement and the Company may, but shall not be required, to file any Registration Statement covering such shares.

              (e) The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by the registered Holders or by any managing underwriter in the event of an underwritten offering.

              (f) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Registration Statement and related Prospectus, it will do so only in accordance with Section 3(i). If the Company shall file a post-effective amendment to the Registration Statement, it shall (i) use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed in connection with such post-effective amendment; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any such post-effective amendment.

            (g) From and after the date the Initial Registration Statement is declared effective, the Company shall not be obligated to file any post-effective amendment to the Registration Statement or supplement to the related Prospectus to solely to reflect any sale or transfer of Registerable Securities by an initial Purchaser (or any subsequent Holder included in a Registration Statement filed by the Company pursuant to this Section 2(g) that was not consummated pursuant to the plan of distribution set forth in such Registration Statement, provided, however, in the event the Company intends to voluntarily file or is required by applicable law to file with the SEC a post-effective amendment to the Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference, the Company make such amendments to the Registration Statement as shall be necessary to include the transferee of the Registrable Securities to be included as a selling shareholder in the Registration Statement. It shall be a condition precedent to the obligation of the Company to include such transferee Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it, and all such other information as shall be reasonably required to effect the registration of such Registrable Securities at least ten (10) days prior to the anticipated filing date of a post-effective amendment to the Registration Statement pursuant to this Section 2(g). The Company shall notify each transferee Holder, that was previously disclosed to the Company in writing together with a valid and current mailing address, of the information the Company requires from each such Holder for inclusion in such Registration Statement at least twenty (20) days prior to the anticipated filing date of a post-effective amendment to the Registration Statement.

              (h) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, or (iv) the failure of the Company to maintain a Registration Statement continually effective after it is declared effective by the SEC for the full period required by this Agreement for any reason other than set forth in clause (A), (B), or (C) of Section 3(i).

         Accordingly, the Company agrees to pay to each Holder, as liquidated damages and not as a penalty, for each share of Series A Preferred Stock held by such Holder and if previously converted, for each share of the Common Stock received by such Holder upon the conversion of Series A Preferred Stock and held by such Holder, the following amounts (the "Liquidated Damages"):

         (i) If the Initial Registration Statement has not been filed on or prior to the Filing Deadline Date, the Company shall pay, within five (5) Business Days thereafter, an amount equal to (a) six hundred twenty five dollars ($625.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder, and (b) if previously converted, two and one-half cents ($0.025) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder. If the Initial Registration Statement is filed on or prior the expiration of thirty days following the Filing Deadline Date, the Company shall not be obligated to pay any additional Liquidated Damages as a result thereof. However, if the Initial Registration Statement has not been filed on or prior to the expiration of thirty days following the Filing Deadline Date, Liquidated Damages shall be payable as a result of such failure to file on or prior to such thirtieth day following the Filing Deadline Date and for each full thirty (30) day period commencing on the thirtieth day following the Filing Deadline Date through the date that the Initial Registration Statement is actually filed, in an amount equal to (a) seven hundred fifty dollars ($750.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder and (b) if previously converted, three cents ($0.03) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder., payable within five (5) Business Days after the expiration of each such thirty (30) day period, and each thirty day period that expires following thereafter. As soon as the Company files the Initial Registration Statement, the Company shall not be obligated to pay any additional Liquidated Damages as a result thereof.

         (ii) Following the date that the Initial Registration Statement is filed by the Company, if the Initial Registration Statement has not been declared effective by the SEC on or prior to the Effectiveness Deadline Date, the Company shall pay, within five (5) Business Days thereafter, an amount equal to (a) six hundred twenty five dollars ($625.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder and (b) if previously converted, two and one-half cents ($0.025) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder. If the Initial Registration Statement is declared effective under the Securities Act on or prior to the expiration of thirty days following the Effectiveness Deadline Date, the Company shall not be obligated to pay any additional Liquidated Damages as a result thereof. However, if the Initial Registration Statement has not been declared effective by the SEC on or prior to the expiration of thirty days following the Effectiveness Deadline Date, Liquidated Damages shall be payable as a result of such failure to go effective on or before such thirtieth day following the Effectiveness Deadline Date and for each full thirty (30) day period commencing on the thirtieth day following the Effectiveness Deadline Date through the date that the Initial Registration Statement is actually declared effective by the SEC, in an amount equal to (a) seven hundred fifty dollars ($750.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder and (b) if previously converted, three cents ($0.03) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder, payable within five (5) Business Days after the expiration of each such thirty (30) day period. Upon the Initial Registration Statement being declared effective by the SEC, the Company shall not be obligated to pay any additional Liquidated Damages as a result thereof.

         (iii) In the event that the aggregate duration of all such Deferral Periods under Section 3(i) exceeds thirty (30) days in any twelve (12) month period, within five (5) Business Days following the day that results in aggregate Deferral Period exceeding such thirty (30) days in any twelve (12) month period the Company shall pay to the Holders of each issued and outstanding share of Series A Preferred Stock and, if previously converted, the Common Stock received upon the conversion thereof, Liquidated Damages in an amount equal to
(a) six hundred twenty five dollars ($625.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder, and (b) if previously converted, two and one-half cents ($0.025) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder. Such Liquidated Damages are payable only on the first occurrence of any aggregate Deferral Period exceeding thirty (30) days in any twelve (12) month period. Thereafter, upon the expiration of each full thirty (30) day Deferral Period commencing on the day that results in aggregate Deferral Periods exceeding thirty (30) days in any 12-month period, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder, and (b) if previously converted, three cents ($0.03) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder.

         (iv) In the event of the failure of the Company to maintain a Registration Statement continually effective after it is declared effective by the SEC for the full period required by this Agreement for any reason other than set forth in clause (A), (B), or (C) of Section 3(i) (the "Company Failure"), the Company shall pay to the Holders of each issued and outstanding share of Series A Preferred Stock and, if previously converted, the Common Stock received upon the conversion thereof for which the Company has a continuing obligation to cause an effective Registration Statement to remain continuously effective. Liquidated Damages in an amount equal to (a) six hundred twenty five dollars ($625.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder and (b) if previously converted, two and one-half cents ($0.025) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder. For each full thirty (30) day period that the Registration Statement is not effective due to a Company Failure, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750.00) for each issued and outstanding share of Series A Preferred Stock held by any such Holder and (b) if previously converted, three cents ($0.03) for each share of Common Stock received upon the conversion of Series A Preferred Stock and held by such Holder.

         Liquidated Damages shall be paid only to the then current Holders of issued and outstanding shares of Series A Preferred Stock (or Common Stock received by such Holders upon the conversion of such Series A Preferred Stock) at the time of the occurrence giving rise to the obligation of the Company to pay such Liquidated Damages and shall be payable thereon until such time as, with respect to any such share, the Company is not required to (i) file a Registration Statement or (ii) cause an effective Registration Statement to remain continuously effective. No Liquidated Damages shall be payable on the Series A-1 Warrants, Series A-2 Warrants or dividends paid or payable in Common Stock. No Liquidated Damages shall be payable with respect to any share of Series A Preferred Stock for any period during which the Company does not have an obligation, with respect to any shares of Common Stock receivable upon conversion of such shares of Series A Preferred Stock, to (i) file a Registration Statement or (ii) cause an effective Registration Statement to remain continuously effective. No Liquidated Damages shall be payable with respect to any share of Common Stock received upon conversion of the Series A Preferred Stock for any period during which the Company does not have an obligation, with respect to any such share of Common Stock, to (i) file a Registration Statement or (ii) cause an effective Registration Statement to remain continuously effective. All Liquidated Damages shall be payable in cash, upon demand, following the date when due.

         The parties hereto agree that the liquidated damages provided for in this Section 2(h) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Initial Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof. However, the Liquidated Damages are not intended by the parties to be, and shall not be, the Holders' exclusive remedy in the event of the occurrence of any of the events described hereinabove.

         SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

                  (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Purchasers copies of all such documents proposed to be filed no later than three (3) Business Days prior to the day that each such document is filed.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

                  (c) As promptly as practicable (i) give notice to the Holders when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective and (ii) give notice to the Holders
(A) of any request, following the effectiveness of the Initial Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (D) of the occurrence of (but not the nature of or details concerning) a Material Event and (E) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company [or as required pursuant to Section 3(i)], state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

                  (d) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment.

                  (e) If reasonably requested by any Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as such Holder shall, on the basis of an opinion of nationally recognized counsel experienced in such matters, determine to be required to be included therein and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

                  (f) As promptly as practicable furnish to each Holder (when requested in writing by such Holder), without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Holder).

                  (g) During the Effectiveness Period, deliver to each Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto conducted in compliance with all securities laws then in effect at the time of such offering or sale in the manner set forth therein.

                  (h) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; prior to any public offering of the Registrable Securities pursuant to a Registration Statement, keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                      (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of a
Registration Statement or the initiation of proceedings with respect to a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development, public filing with the SEC or other similar event with respect to the Company that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Holders that the availability of the Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of the Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(e), for one or more periods not to exceed 30 days in any 12-month period (such period, during which the availability of the Registration Statement and any Prospectus is suspended being a "Deferral Period").

                  (j) Use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any three (3) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said periods.

                  (k) Cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such names as such Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

                  (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Holders with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                  (m) Use its best efforts to cause the Underlying Common Stock to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed, to the extent the Underlying Common Stock satisfies applicable listing requirements.

                  (n) Provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

         SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdiction as are designated by the Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to one copy of each Registration Statement or Prospectus delivered to any Holders hereunder,
(iv) fees and disbursements of counsel for the Company in connection with the Registration Statement, (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) reasonable fees and disbursements of the transfer agent for the Common Stock and its counsel and (vii) Securities Act liability insurance, if any, obtained by the Company in its sole discretion. The Company shall bear or reimburse the Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders, not to exceed five thousand dollars (exclusive of any filing fees) in connection with services rendered for the benefit of the Holders in connection with subsection 5(i)(y) hereinabove. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. All underwriting discounts and selling commissions resulting from the sale of any Registrable Securities by a Holder shall be borne by the selling Holder incurring the same.

         SECTION 6.  Indemnification.
                     ---------------

                  (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder and each person, if any, who controls any Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement contained in or omission or alleged omission from any of such documents in reliance upon and conformity with any of the information relating to the Holders furnished to the Company in writing by a Holder expressly for use therein; provided further that the indemnification contained in this paragraph shall not inure to the benefit of any Holder of Registrable Securities (or to the benefit of any person controlling such Holder) on account of any such Losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus provided in each case the Company has complied with its several obligations under Section 3(a) hereof if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

                    (b) Indemnification by Holders of Registrable Securities. Each Holder agrees severally but not jointly to indemnify and hold harmless the Company and its respective directors and officers, and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, provided that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission in the information furnished to the Company in writing by such Holder or such Holder's representative expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any selling Holder of Registrable Securities hereunder be in excess of the amount that is the aggregate total of (i) the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to a Registration Statement giving rise to such indemnification obligation plus (ii) fifty cents for each share of Common Stock that was covered by the Registration Statement giving rise to such Holder's indemnification obligation under this Section 6(b) (whether issued and outstanding shares of Common Stock or Common Stock that may be issued upon conversion, exercise or exchange of such Holder's Registerable Securities) and was not sold pursuant to such Registration Statement.

                       (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                       (d) Contribution. To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also to the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such Losses relate. Benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities held by them that were included in any such Registration Statement, and not joint.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the then current market price of the Registerable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                       (e) The indemnity, contribution and expense reimbursement obligations of the parties hereunder shall be in addition to any liability any indemnified party may otherwise have hereunder, under the Purchase Agreement or otherwise.

                       (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, or the Company's officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

              SECTION 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

          SECTION 8.  Miscellaneous.
                      -------------

                  (a) No Conflicting Agreements. The Company may be, as of the date hereof, but shall not be as of the Initial Closing Date under the Purchase Agreement a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with, or provides registration rights superior to, the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of the Series A Preferred Stock and warrants deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Common Stock into which such shares of Series A Preferred Stock or warrants are or would be convertible or exercisable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall he made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or
(iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                           (1) if to a Purchaser, to the address for such
Purchaser set forth in the
signature pages of this Agreement;

                           (2) if to another Holder, at the most current address given by such Holder to the Company in its notice given to the Company;
                           (3)      if to the Company, to:

                                    Viseon, Inc.
                                    Attn:   President
                                    8445 Freeport Parkway, Suite  245
                                    Dallas, TX 75063

                                    With a copy to:

                                    Albert B. Greco, Jr.
                                    Law Offices of Albert B. Greco, Jr.
                                    16901 N. Dallas Parkway, Suite 230
                                    Addison, Texas  75001
                                    Facsimile:        972-818-7343

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

                  (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                       (e) Successors and Assigns. Any person who purchases any Registrable Securities from any of the Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the such Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

                       (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                       (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                        (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

                       (i) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                       (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

                       (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 5 or 6 hereof and the obligations to make payments of any Liquidated Damages under Section 2(h) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                             VISEON, INC.


                                             By: ____________________________
                                             John Harris, President




                                             -------------------------------
                                             NAME OF PURCHASER


                                             By: ____________________________
                                                                    Title:


                                             Address of Purchaser: